EXHIBIT NO. 20.1



                       CHAPTER 92A - MERGERS AND EXCHANGES
                                   OF INTEREST

     NRS 92A.005 DEFINITIONS. As used in this chapter, unless the context otherwise requires, the words and terms defined in NRS 92A.007 to 92A.080,
                                                         -----------    -------
inclusive,  have  the  meanings  ascribed  to  them  in  those  sections.
     (Added  to  NRS  by  1995,  2079;  A  1997,  726;  1999,  1626)

     NRS 92A.007 "APPROVAL" AND "VOTE" DEFINED. "Approval" and "vote" as describing action by directors or stockholders mean the vote by directors in person or by written consent, or action of stockholders in person, by proxy or by written consent.
     (Added  to  NRS  by  1997,  726)

     NRS  92A.008  "BUSINESS  TRUST"  DEFINED.  "Business  trust"  means:
     1.  A  domestic  business  trust;  or
     2. An unincorporated association formed pursuant to, existing under or governed by the law of a jurisdiction other than this state and generally described by NRS 88A.030.
               ------------
     (Added  to  NRS  by  1999,  1626)

     NRS 92A.010 "CONSTITUENT DOCUMENT" DEFINED. "Constituent document" means the articles of incorporation or bylaws of a corporation, whether or not for profit, the articles of organization or operating agreement of a limited-liability company or the certificate of limited partnership or partnership agreement of a limited partnership.
     (Added  to  NRS  by  1995,  2079)

     NRS 92A.015 "CONSTITUENT ENTITY" DEFINED. "Constituent entity" means, with respect to a merger, each merging or surviving entity and, with respect to an exchange, each entity whose owner's interests will be acquired or each entity acquiring those interests.
     (Added  to  NRS  by  1995,  2079)

     NRS 92A.020 "DOMESTIC" DEFINED. "Domestic" as applied to an entity means one organized and existing under the laws of this state.
     (Added  to  NRS  by  1995,  2079)

     NRS 92A.022 "DOMESTIC BUSINESS TRUST" DEFINED. "Domestic business trust" means a business trust formed and existing pursuant to the provisions of chapter
                                                                         -------
88A  of  NRS.
------------
     (Added  to  NRS  by  1999,  1626)

     NRS 92A.025 "DOMESTIC CORPORATION" DEFINED. "Domestic corporation" means a corporation organized and existing under chapter 78, 78A or 89 of NRS, or a nonprofit cooperative corporation organized pursuant to NRS 81.010 to 81.160,
                                                           ----------    ------
inclusive.
     (Added  to  NRS  by  1995,  2079;  A  1997,  726)

     NRS 92A.030 "DOMESTIC LIMITED-LIABILITY COMPANY" DEFINED. "Domestic limited-liability company" means a limited-liability company organized and existing under chapter 86 of NRS.
                 --------------------
     (Added  to  NRS  by  1995,  2079)

     NRS 92A.035 "DOMESTIC LIMITED PARTNERSHIP" DEFINED. "Domestic limited partnership" means a limited partnership organized and existing under chapter 88
                                                                      ----------
of  NRS.
-------
     (Added  to  NRS  by  1995,  2079)

     NRS 92A.040 "DOMESTIC NONPROFIT CORPORATION" DEFINED. "Domestic nonprofit corporation" means a corporation organized or existing under chapter 82 of NRS,
                                                              -----------------
including  those  listed  in  NRS  82.051.
                              -----------
     (Added  to  NRS  by  1995,  2079)

     NRS 92A.045 "ENTITY" DEFINED. "Entity" means a foreign or domestic corporation, whether or not for profit, limited-liability company, limited partnership or business trust.
     (Added  to  NRS  by  1995,  2079;  A  1999,  1626)

     NRS 92A.050 "EXCHANGE" DEFINED. "Exchange" means the acquisition by one or more foreign or domestic entities of all an owner's interests or one or more classes or series of an owner's interests of one or more foreign or domestic entities.
     (Added  to  NRS  by  1995,  2079)

     NRS 92A.055 "FOREIGN" DEFINED. "Foreign" as applied to an entity means one not organized or existing under the laws of this state.
     (Added  to  NRS  by  1995,  2079)

     NRS 92A.060 "LIMITED PARTNER" DEFINED. "Limited partner" means a person who has been admitted to a limited partnership as a limited partner in accordance with the partnership agreement.
     (Added  to  NRS  by  1995,  2079)

     NRS  92A.070  "MEMBER"  DEFINED.  "Member"  means:
     1. A person who owns an interest in, and has the right to participate in the management of the business and affairs of a domestic limited-liability company; or
     2.  A  member  of  a  nonprofit  corporation  which  has  members.
     (Added  to  NRS  by  1995,  2080)

     NRS 92A.075 "OWNER" DEFINED. "Owner" means the holder of an interest described in NRS 92A.080.
               ------------
     (Added  to  NRS  by  1995,  2080)

     NRS 92A.080 "OWNER'S INTEREST" DEFINED. "Owner's interest" means shares of stock in a corporation, membership in a nonprofit corporation, the interest of a member of a limited-liability company or a beneficial owner of a business trust, or the partnership interest of a general or limited partner of a limited partnership.
     (Added  to  NRS  by  1995,  2080;  A  1999,  1626)

                         AUTHORITY, PROCEDURE AND EFFECT

     NRS 92A.100 AUTHORITY FOR MERGER; APPROVAL, CONTENTS AND FORM OF PLAN OF MERGER.
     1.  Except  as  limited  by  NRS  78.411  to 78.444, inclusive, one or more
                                  -----------     ------
domestic  entities  may  merge  into  another  entity  if  the plan of merger is approved  pursuant  to  the  provisions  of  this  chapter.
     2.  The  plan  of  merger  must  set  forth:
     (a) The name, address and jurisdiction of organization and governing law of each constituent entity;
     (b) The name, jurisdiction of organization and kind of entity or entities that will survive the merger;
     (c)  The  terms  and  conditions  of  the  merger;  and
     (d) The manner and basis of converting the owner's interests of each constituent entity into owner's interests, rights to purchase owner's interests, or other securities of the surviving or other entity or into cash or other property in whole or in part.
     3.  The  plan  of  merger  may  set  forth:
     (a)  Amendments  to  the constituent documents of the surviving entity; and
     (b)  Other  provisions  relating  to  the  merger.
     4.  The  plan  of  merger  must  be  in  writing.
     (Added  to  NRS  by  1995,  2080;  A  1997,  726)

     NRS 92A.110 AUTHORITY FOR EXCHANGE; APPROVAL, CONTENTS AND FORM OF PLAN OF EXCHANGE.
     1.  Except  as a corporation is limited by NRS 78.411 to 78.444, inclusive,
                                                ----------    ------
one or more domestic entities may acquire all of the outstanding owner's interests of one or more classes or series of another entity not already owned by the acquiring entity or an affiliate thereof if the plan of exchange is approved pursuant to the provisions of this chapter.
     2.  The  plan  of  exchange  must  set  forth:
     (a) The name, address and jurisdiction of organization and governing law of each constituent entity;
     (b) The name, jurisdiction of organization and kind of each entity whose owner's interests will be acquired by one or more other entities;
     (c)  The  terms  and  conditions  of  the  exchange;  and
     (d) The manner and basis of exchanging the owner's interests to be acquired for owner's interests, rights to purchase owner's interests, or other securities of the acquiring or any other entity or for cash or other property in whole or in part.
     3. The plan of exchange may set forth other provisions relating to the exchange.
     4. This section does not limit the power of a domestic entity to acquire all or part of the owner's interests or one or more class or series of owner's interests of another person through a voluntary exchange or otherwise.
     5.  The  plan  of  exchange  must  be  in  writing.
     (Added  to  NRS  by  1995,  2080;  A  1997,  726)

     NRS  92A.120  APPROVAL  OF  PLAN  OF  MERGER  OR  EXCHANGE  FOR  DOMESTIC
CORPORATION.
     1. After adopting a plan of merger or exchange, the board of directors of each domestic corporation that is a constituent entity in the merger, or the board of directors of the domestic corporation whose shares will be acquired in the exchange, must submit the plan of merger, except as otherwise provided in NRS 92A.130, or the plan of exchange for approval by its stockholders.
------------
     2.  For  a  plan  of  merger  or  exchange  to  be  approved:
     (a) The board of directors must recommend the plan of merger or exchange to the stockholders, unless the board of directors determines that because of a conflict of interest or other special circumstances it should make no recommendation and it communicates the basis for its determination to the stockholders with the plan; and
     (b)  The  stockholders  entitled  to  vote  must  approve  the  plan.
     3. The board of directors may condition its submission of the proposed merger or exchange on any basis.
     4. The domestic corporation must notify each stockholder, whether or not he is entitled to vote, of the proposed stockholders' meeting in accordance with NRS 78.370. The notice must also state that the purpose, or one of the purposes,
----------
of the meeting is to consider the plan of merger or exchange and must contain or be accompanied by a copy or summary of the plan.
     5. Unless this chapter, the articles of incorporation or the board of directors acting pursuant to subsection 3 require a greater vote or a vote by classes of stockholders, the plan of merger or exchange to be authorized must be approved by a majority of the voting power unless stockholders of a class of shares are entitled to vote thereon as a class. If stockholders of a class of shares are so entitled, the plan must be approved by a majority of all votes entitled to be cast on the plan by each class and representing a majority of all votes entitled to be voted.
     6.  Separate  voting  by  a  class  of  stockholders  is  required:
     (a) On a plan of merger if the plan contains a provision that, if contained in the proposed amendment to the articles of incorporation, would entitle particular stockholders to vote as a class on the proposed amendment; and
     (b) On a plan of exchange by each class or series of shares included in the exchange, with each class or series constituting a separate voting class.
     7. Unless otherwise provided in the articles of incorporation or the bylaws of the domestic corporation, the plan of merger may be approved by written consent as provided in NRS 78.320.
                                    -----------
     (Added  to  NRS  by  1995,  2081)

     NRS  92A.130  APPROVAL  OF  PLAN  OF  MERGER  FOR  DOMESTIC  CORPORATION:
CONDITIONS UNDER WHICH ACTION BY STOCKHOLDERS OF SURVIVING CORPORATION IS NOT REQUIRED.
     1. Action by the stockholders of a surviving domestic corporation on a plan of merger is not required if:
     (a) The articles of incorporation of the surviving domestic corporation will not differ from its articles before the merger;
     (b) Each stockholder of the surviving domestic corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger;
     (c) The number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger; and
     (d) The number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of participating shares outstanding immediately before the merger.
     2.  As  used  in  this  section:
     (a) "Participating shares" means shares that entitle their holders to participate without limitation in distributions.
     (b) "Voting shares" means shares that entitle their holders to vote unconditionally in elections of directors.
     (Added  to  NRS  by  1995,  2082)

     NRS 92A.140 APPROVAL OF PLAN OF MERGER OR EXCHANGE FOR DOMESTIC LIMITED PARTNERSHIP; "MAJORITY IN INTEREST OF THE PARTNERSHIP" DEFINED.
     1. Unless otherwise provided in the partnership agreement or the certificate of limited partnership, a plan of merger or exchange involving a domestic limited partnership must be approved by all general partners and by limited partners who own a majority in interest of the partnership then owned by all the limited partners. If the partnership has more than one class of limited partners, the plan of merger must be approved by those limited partners who own a majority in interest of the partnership then owned by the limited partners in each class.
     2. For the purposes of this section, "majority in interest of the partnership" means a majority of the interests in capital and profits of the limited partners of a domestic limited partnership which:
     (a) In the case of capital, is determined as of the date of the approval of the plan of merger or exchange.
     (b) In the case of profits, is based on any reasonable estimate of profits for the period beginning on the date of the approval of the plan of merger or exchange and ending on the anticipated date of the termination of the domestic limited partnership, including any present or future division of profits distributed pursuant to the partnership agreement.
     (Added  to  NRS  by  1995,  2082;  A  1997,  727)

     NRS  92A.150  APPROVAL  OF  PLAN  OF  MERGER  OR  EXCHANGE  FOR  DOMESTIC
LIMITED-LIABILITY COMPANY. Unless otherwise provided in the articles of organization or an operating agreement:
     1. A plan of merger or exchange involving a domestic limited-liability company must be approved by members who own a majority of the interests in the current profits of the company then owned by all of the members; and
     2. If the company has more than one class of members, the plan of merger must be approved by those members who own a majority of the interests in the current profits of the company then owned by the members in each class.
     (Added  to  NRS  by  1995,  2082;  A  1997,  727;  1999,  1627)

     NRS 92A.160 APPROVAL OF PLAN OF MERGER OR EXCHANGE FOR DOMESTIC NONPROFIT CORPORATION.
     1. A plan of merger or exchange involving a domestic nonprofit corporation must be adopted by the board of directors. The plan must also be approved by each public officer or other person whose approval of a plan of merger or exchange is required by the articles of incorporation of the domestic nonprofit corporation.
     2. If the domestic nonprofit corporation has members entitled to vote on plans of merger or exchange, the board of directors of the domestic nonprofit corporation must recommend the plan of merger or exchange to the members, unless the board of directors determines that because of a conflict of interest or other special circumstances it should make no recommendation and it communicates the basis for its determination to the members with the plan.

     3. The board of directors may condition its submission of the proposed merger or exchange on any basis.
     4.  The  members  entitled  to  vote  on  a plan of merger or exchange must approve the plan at a meeting of members called for that purpose, by written consent pursuant to NRS 82.276, or by a vote by written ballot pursuant to NRS
                      ----------                                             ---
82.326.
------
     5.  The corporation must notify, in the manner required by NRS 82.336, each
                                                                ----------
nonprofit member of the time and place of the meeting of members at which the plan of merger or exchange will be submitted for a vote.
     6. Unless the articles of incorporation of the domestic nonprofit corporation or the board of directors acting pursuant to subsection 3 require a greater vote or a vote by classes of members, the plan of merger or exchange to be authorized must be approved by a majority of a quorum of the members unless a class of members is entitled to vote thereon as a class. If a class of members is so entitled, the plan must be approved by a majority of a quorum of the votes entitled to be cast on the plan by each class.
     7.  Separate  voting  by  a  class  of  members  is  required:
     (a) On a plan of merger if the plan contains a provision that, if contained in the proposed amendment to articles of incorporation, would entitle particular members to vote as a class on the proposed amendment; and
     (b) On a plan of exchange by each class or series of memberships included in the exchange, with each class or series constituting a separate voting class.
     (Added  to  NRS  by  1995,  2082)

     NRS 92A.165 APPROVAL OF MERGER BY TRUSTEES AND BENEFICIAL OWNERS OF CERTAIN BUSINESS TRUSTS. Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.
     (Added  to  NRS  by  1999,  1626)

     NRS 92A.170 ABANDONMENT OF PLANNED MERGER OR EXCHANGE BEFORE ARTICLES OF MERGER OR EXCHANGE ARE FILED. After a merger or exchange is approved, and at any time before the articles of merger or exchange are filed, the planned merger or exchange may be abandoned, subject to any contractual rights, without further action, in accordance with the procedure set forth in the plan of merger or exchange or, if none is set forth, in the case of:
     1. A domestic corporation, whether or not for profit, by the board of directors;
     2. A domestic limited partnership, unless otherwise provided in the partnership agreement or certificate of limited partnership, by all general partners;
     3. A domestic limited-liability company, unless otherwise provided in the articles of organization or an operating agreement, by members who own a majority in interest of the company then owned by all of the members or, if the company has more than one class of members, by members who own a majority in interest of the company then owned by the members in each class; and
     4. A domestic business trust, unless otherwise provided in the certificate of trust or governing instrument, by all the trustees.
     (Added  to  NRS  by  1995,  2083;  A  1999,  1627)

     NRS 92A.175 TERMINATION OF PLANNED MERGER OR EXCHANGE AFTER ARTICLES OF MERGER OR EXCHANGE ARE FILED. After a merger or exchange is approved, at any time after the articles of merger or exchange are filed but before an effective date specified in the articles which is later than the date of filing the articles, the planned merger or exchange may be terminated in accordance with a procedure set forth in the plan of merger or exchange by filing articles of termination  pursuant  to  the  provisions  of  NRS  92A.240.
                                                ------------
     (Added  to  NRS  by  1999,  1626)

     NRS  92A.180  MERGER  OF  SUBSIDIARY  INTO  PARENT.
     1. A parent domestic corporation, whether or not for profit, parent domestic limited-liability company or parent domestic limited partnership owning at least 90 percent of the outstanding shares of each class of a subsidiary corporation, 90 percent of the percentage or other interest in the capital and profits of a subsidiary limited partnership then owned by both the general and each class of limited partners or 90 percent of the percentage or other interest in the capital and profits of a subsidiary limited-liability company then owned by each class of members may merge the subsidiary into itself without approval of the owners of the owner's interests of the parent domestic corporation, domestic limited-liability company or domestic limited partnership or the owners of the owner's interests of a subsidiary domestic corporation, subsidiary domestic limited-liability company or subsidiary domestic limited partnership.
     2. The board of directors of the parent corporation, the managers of a parent limited-liability company with managers unless otherwise provided in the operating agreement, all the members of a parent limited-liability company without managers unless otherwise provided in the operating agreement, or all the general partners of the parent limited partnership shall adopt a plan of merger that sets forth:
     (a)  The  names  of  the  parent  and  subsidiary;  and
     (b) The manner and basis of converting the owner's interests of the disappearing entity into the owner's interests, obligations or other securities of the surviving or any other entity or into cash or other property in whole or in part.
     3. The parent shall mail a copy or summary of the plan of merger to each owner of the subsidiary who does not waive the mailing requirement in writing.
     4. The parent may not deliver articles of merger to the secretary of state for filing until at least 30 days after the date the parent mailed a copy of the plan of merger to each owner of the subsidiary who did not waive the requirement of mailing.
     5. Articles of merger under this section may not contain amendments to the constituent documents of the surviving entity.
     (Added  to  NRS  by  1995,  2083;  A  1997,  727;  1999,  1627)

     NRS  92A.190  MERGER  OR  EXCHANGE  WITH  FOREIGN  ENTITY.
     1. One or more foreign entities may merge or enter into an exchange of owner's interests with one or more domestic entities if:
     (a) In a merger, the merger is permitted by the law of the jurisdiction under whose law each foreign entity is organized and governed and each foreign entity complies with that law in effecting the merger;
     (b) In an exchange, the entity whose owner's interests will be acquired is a domestic entity, whether or not an exchange of owner's interests is permitted by the law of the jurisdiction under whose law the acquiring entity is organized;
     (c)  The foreign entity complies with NRS 92A.200 to 92A.240, inclusive, if
                                           -----------    -------
it is the surviving entity in the merger or acquiring entity in the exchange and sets forth in the articles of merger or exchange its address where copies of process may be sent by the secretary of state; and
     (d)  Each  domestic  entity  complies with the applicable provisions of NRS
                                                                             ---
92A.100  to 92A.180, inclusive, and, if it is the surviving entity in the merger
-------     -------
or  acquiring  entity  in  the exchange, with NRS 92A.200 to 92A.240, inclusive.
                                              -----------    -------
     2. When the merger or exchange takes effect, the surviving foreign entity in a merger and the acquiring foreign entity in an exchange shall be deemed:
     (a) To appoint the secretary of state as its agent for service of process in a proceeding to enforce any obligation or the rights of dissenting owners of each domestic entity that was a party to the merger or exchange. Service of such process must be made by personally delivering to and leaving with the secretary of state duplicate copies of the process and the payment of a fee of $25 for accepting and transmitting the process. The secretary of state shall forthwith send by registered or certified mail one of the copies to the surviving or acquiring entity at its specified address, unless the surviving or acquiring entity has designated in writing to the secretary of state a different address for that purpose, in which case it must be mailed to the last address so designated.
     (b) To agree that it will promptly pay to the dissenting owners of each domestic entity that is a party to the merger or exchange the amount, if any, to which they are entitled under or created pursuant to NRS 92A.300 to 92A.500,
                                                         -----------    -------
inclusive.
     3.  This  section  does  not limit the power of a foreign entity to acquire all or part of the owner's interests of one or more classes or series of a domestic entity through a voluntary exchange or otherwise.
     (Added  to  NRS  by  1995,  2086;  A  1997,  728;  1999,  1628)

     NRS 92A.200 ARTICLES OF MERGER OR EXCHANGE: FILING AND CONTENTS. After a plan of merger or exchange is approved as required by this chapter, the surviving or acquiring entity shall deliver to the secretary of state for filing articles of merger or exchange setting forth:
     1.  The  name  and jurisdiction of organization of each constituent entity;
     2. That a plan of merger or exchange has been adopted by each constituent entity;
     3. If approval of the owners of one or more constituent entities was not required, a statement to that effect and the name of each entity;
     4. If approval of owners of one or more constituent entities was required, the name of each entity and a statement for each entity that:
     (a)  The  plan  was  approved  by  the  unanimous consent of the owners; or
     (b)  A plan was submitted to the owners pursuant to this chapter including:
          (1) The designation, percentage of total vote or number of votes entitled to be cast by each class of owner's interests entitled to vote separately on the plan; and
          (2) Either the total number of votes or percentage of owner's interests cast for and against the plan by the owners of each class of interests entitled to vote separately on the plan or the total number of undisputed votes or undisputed total percentage of owner's interests cast for the plan separately by the owners of each class, and the number of votes or percentage of owner's interests cast for the plan by the owners of each class of interests was sufficient for approval by the owners of that class;
     5. In the case of a merger, the amendment to the articles of incorporation, articles of organization, certificate of limited partnership or certificate of trust of the surviving entity; and
     6. If the entire plan of merger or exchange is not set forth, a statement that the complete executed plan of merger or plan of exchange is on file at the registered office if a corporation, limited-liability company or business trust, or office described in paragraph (a) of subsection 1 of NRS 88.330 if a limited
                                                         ----------
partnership, or other place of business of the surviving entity or the acquiring entity, respectively.
     (Added  to  NRS  by  1995,  2084;  A  1997,  729;  1999,  1629)

     NRS 92A.210 ARTICLES OF MERGER, EXCHANGE OR TERMINATION: FEE FOR FILING. The fee for filing articles of merger, articles of exchange or articles of termination is $125.
     (Added  to  NRS  by  1995,  2085;  A  1999,  1629)

     NRS 92A.220 ARTICLES OF MERGER OR EXCHANGE: DUTY WHEN ENTIRE PLAN OF MERGER OR EXCHANGE IS NOT SET FORTH. If the entire plan of merger or exchange is not set forth, a copy of the plan of merger or exchange must be furnished by the surviving or acquiring entity, on request and without cost, to any owner of any entity which is a party to the merger or exchange.
     (Added  to  NRS  by  1995,  2085)

     NRS  92A.230  ARTICLES  OF  MERGER  OR  EXCHANGE:  EXECUTION.
     1. Articles of merger or exchange must be signed by each domestic constituent entity as follows:
     (a) By the president or a vice president of a domestic corporation, whether or not for profit;
     (b)  By  all  the  general  partners  of  a  domestic  limited partnership;
     (c) By a manager of a domestic limited-liability company with managers or by all the members of a domestic limited-liability company without managers; and
     (d)  By  a  trustee  of  a  domestic  business  trust.
     2.  If  the  domestic  entity  is  a corporation, the articles must also be signed  by  the  secretary  or  an  assistant  secretary.
     3. Articles of merger or exchange must be signed by each foreign constituent entity in the manner provided by the law governing it.
     4. As used in this section, "signed" means to have executed or adopted a name, word or mark, including, without limitation, a digital signature as defined in NRS 720.060, with the present intention to authenticate a document.
             -----------
     (Added  to  NRS  by  1995,  2085;  A  1997,  730;  1999,  1630)

     NRS 92A.240 EFFECTIVE DATE OF MERGER OR EXCHANGE; FILING OF ARTICLES OF TERMINATION BEFORE EFFECTIVE DATE.

     1. A merger or exchange takes effect upon filing the articles of merger or exchange or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed.
     2. If the filed articles of merger or exchange specify such a later effective date, the constituent may file articles of termination before the effective  date,  setting  forth:
     (a)  The  name  of  each  constituent  entity;  and
     (b) That the merger or exchange has been terminated pursuant to the plan of merger or exchange.
     3. The articles of termination must be executed in the manner provided in NRS 92A.230.
------------
     (Added  to  NRS  by  1995,  2085;  A  1999,  1630)

     NRS  92A.250  EFFECT  OF  MERGER  OR  EXCHANGE.
     1.  When  a  merger  takes  effect:
     (a) Every other entity that is a constituent entity merges into the surviving entity and the separate existence of every entity except the surviving entity ceases;
     (b) The title to all real estate and other property owned by each merging constituent entity is vested in the surviving entity without reversion or impairment;
     (c) The surviving entity has all of the liabilities of each other constituent entity;
     (d) A proceeding pending against any constituent entity may be continued as if the merger had not occurred or the surviving entity may be substituted in the proceeding for the entity whose existence has ceased;
     (e) The articles of incorporation, articles of organization, certificate of limited partnership or certificate of trust of the surviving entity are amended to the extent provided in the plan of merger; and
     (f) The owner's interests of each constituent entity that are to be converted into owner's interests, obligations or other securities of the surviving or any other entity or into cash or other property are converted, and the former holders of the owner's interests are entitled only to the rights provided in the articles of merger or any created pursuant to NRS 92A.300 to
                                                                  -----------
92A.500,  inclusive.
-------
     2. When an exchange takes effect, the owner's interests of each acquired entity are exchanged as provided in the plan, and the former holders of the owner's interests are entitled only to the rights provided in the articles of exchange or any rights created pursuant to NRS 92A.300 to 92A.500, inclusive.
                                              -----------    -------
     (Added  to  NRS  by  1995,  2085;  A  1999,  1630)

     NRS 92A.260 LIABILITY OF OWNER. An owner that is not personally liable for the debts, liabilities or obligations of the entity pursuant to the laws and constituent documents under which the entity was organized does not become personally liable for the debts, liabilities or obligations of the surviving entity or entities of the merger or exchange unless the owner consents to becoming personally liable by action taken in connection with the plan of merger or exchange.
     (Added  to  NRS  by  1995,  2081)

                           RIGHTS OF DISSENTING OWNERS

     NRS  92A.300  DEFINITIONS.  As  used  in NRS 92A.300 to 92A.500, inclusive,
                                              -----------    -------
unless  the  context  otherwise  requires,  the  words  and terms defined in NRS
                                                                             ---
92A.305  to  92A.335,  inclusive,  have  the  meanings ascribed to them in those
-------      -------
sections.
     (Added  to  NRS  by  1995,  2086)

     NRS 92A.305 "BENEFICIAL STOCKHOLDER" DEFINED. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.
     (Added  to  NRS  by  1995,  2087)

     NRS 92A.310 "CORPORATE ACTION" DEFINED. "Corporate action" means the action of a domestic corporation.
     (Added  to  NRS  by  1995,  2087)

     NRS 92A.315 "DISSENTER" DEFINED. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and
                                                                 -----------
who  exercises  that  right  when  and  in the manner required by NRS 92A.400 to
                                                                  -----------
92A.480,  inclusive.
-------
     (Added  to  NRS  by  1995,  2087;  A  1999,  1631)

     NRS 92A.320 "FAIR VALUE" DEFINED. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
     (Added  to  NRS  by  1995,  2087)

     NRS 92A.325 "STOCKHOLDER" DEFINED. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.
     (Added  to  NRS  by  1995,  2087)

     NRS 92A.330 "STOCKHOLDER OF RECORD" DEFINED. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.
     (Added  to  NRS  by  1995,  2087)

     NRS 92A.335 "SUBJECT CORPORATION" DEFINED. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.
     (Added  to  NRS  by  1995,  2087)

     NRS  92A.340  COMPUTATION  OF  INTEREST.  Interest  payable pursuant to NRS
                                                                             ---
92A.300  to  92A.500, inclusive, must be computed from the effective date of the
-------      -------
action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.
     (Added  to  NRS  by  1995,  2087)

     NRS 92A.350 RIGHTS OF DISSENTING PARTNER OF DOMESTIC LIMITED PARTNERSHIP. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.
     (Added  to  NRS  by  1995,  2088)

     NRS  92A.360  RIGHTS  OF  DISSENTING  MEMBER  OF DOMESTIC LIMITED-LIABILITY
COMPANY. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.
     (Added  to  NRS  by  1995,  2088)

     NRS 92A.370  RIGHTS OF DISSENTING MEMBER OF DOMESTIC NONPROFIT CORPORATION.
     1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.
     2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS
                                                              ------------------
to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.
     (Added  to  NRS  by  1995,  2088)

     NRS 92A.380 RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO OBTAIN PAYMENT FOR SHARES.

     1.  Except  as otherwise provided in NRS 92A.370 and 92A.390, a stockholder
                                          -----------     -------
is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:
     (a) Consummation of a plan of merger to which the domestic corporation is a party:
          (1)  If approval by the stockholders is required for the merger by NRS
                                                                             ---
92A.120  to  92A.160,  inclusive,  or  the  articles  of incorporation and he is
-------      -------
entitled  to  vote  on  the  merger;  or
          (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.
               ------------
     (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.
     (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.
     2.  A  stockholder  who is entitled to dissent and obtain payment under NRS
                                                                             ---
92A.300  to  92A.500, inclusive, may not challenge the corporate action creating
-------      -------
his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.
     (Added  to  NRS  by  1995,  2087)

     NRS 92A.390 LIMITATIONS ON RIGHT OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR SERIES; ACTION OF STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER.
     1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:
     (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or
     (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:
          (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:
               (I)  The  surviving  or  acquiring  entity;  or
               (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or
          (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).
     2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.
                                                                ------------
     (Added  to  NRS  by  1995,  2088)

     NRS 92A.400 LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.
     1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered  in  the  names  of  different  stockholders.
     2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:
     (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and
     (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.
     (Added  to  NRS  by  1995,  2089)

     NRS  92A.410  NOTIFICATION  OF  STOCKHOLDERS  REGARDING  RIGHT  OF DISSENT.

     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS
                                                                             ---
92A.300  to  92A.500, inclusive, and be accompanied by a copy of those sections.
-------      -------
     2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.
                       ------------
     (Added  to  NRS  by  1995,  2089;  A  1997,  730)

     NRS  92A.420  PREREQUISITES  TO  DEMAND  FOR  PAYMENT  FOR  SHARES.
     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:
     (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
     (b)  Must  not  vote  his  shares  in  favor  of  the  proposed  action.
     2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.
------------
     (Added  to  NRS  by  1995,  2089;  1999,  1631)

     NRS 92A.430 DISSENTER'S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; CONTENTS.
     1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.
     2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:
     (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
     (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
     (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;
     (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and
     (e)  Be  accompanied  by  a  copy  of  NRS  92A.300  to 92A.500, inclusive.
                                            ------------     -------
     (Added  to  NRS  by  1995,  2089)

     NRS 92A.440 DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER.
     1.  A  stockholder  to  whom  a  dissenter's  notice  is  sent  must:
     (a)  Demand  payment;
     (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and
     (c) Deposit his certificates, if any, in accordance with the terms of the notice.
     2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.
     3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.
     (Added  to  NRS  by  1995,  2090;  A  1997,  730)

     NRS 92A.450 UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.
     1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

     2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.
     (Added  to  NRS  by  1995,  2090)

     NRS  92A.460  PAYMENT  FOR  SHARES:  GENERAL  REQUIREMENTS.
     1.  Except  as  otherwise  provided  in  NRS  92A.470, within 30 days after
                                              ------------
receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation
                                ------------
estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:
     (a)  Of the county where the corporation's registered office is located; or
     (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered  office.  The  court  shall  dispose  of  the  complaint  promptly.
     2.  The  payment  must  be  accompanied  by:
     (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;
     (b) A statement of the subject corporation's estimate of the fair value of the shares;
     (c)  An  explanation  of  how  the  interest  was  calculated;
     (d)  A  statement  of  the  dissenter's  rights to demand payment under NRS
                                                                             ---
92A.480;  and
-------
     (e)  A  copy  of  NRS  92A.300  to  92A.500,  inclusive.
                       ------------      -------
     (Added  to  NRS  by  1995,  2090)

     NRS 92A.470 PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER'S NOTICE.
     1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.
     2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.
                                                            ------------
     (Added  to  NRS  by  1995,  2091)

     NRS 92A.480 DISSENTER'S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.
     1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or
                                                                 -----------
reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of
                             -----------
his shares and interest due, if he believes that the amount paid pursuant to NRS
                                                                             ---
92A.460  or  offered  pursuant to NRS 92A.470 is less than the fair value of his
-------                           -----------
shares  or  that  the  interest  due  is  incorrectly  calculated.
     2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.
     (Added  to  NRS  by  1995,  2091)

     NRS 92A.490 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.
     1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
     2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.


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     3.  The  subject  corporation  shall  make  all  dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
     4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
     5. Each dissenter who is made a party to the proceeding is entitled to a judgment:
     (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or
     (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS
                                                                             ---
92A.470.
-------
     (Added  to  NRS  by  1995,  2091)

     NRS 92A.500 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.
     1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.
     2.  The  court  may  also  assess  the fees and expenses of the counsel and experts  for  the  respective  parties,  in  amounts  the court finds equitable:
     (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements  of  NRS  92A.300  to  92A.500,  inclusive;  or
                  ------------      -------
     (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.
                                        ------------      -------
     3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.
     4.  In a proceeding commenced pursuant to NRS 92A.460, the court may assess
                                               -----------
the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.
     5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68
              -----------    -------                                 -----------
or  NRS  17.115.
    -----------
     (Added  to  NRS  by  1995,  2092)


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